UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2026

MasterCraft Boat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37502	06-1571747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cherokee Cove Drive,
Vonore, Tennessee	37885
(Address of principal executive offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 11, 2026, Plaintiff Bruce Taylor (“Plaintiff”), a purported stockholder of MasterCraft Boat Holdings, Inc. (“MasterCraft” or the “Company”) filed a putative class action complaint (“Complaint”) in the Court of Chancery of the State of Delaware (“Court”) against the Company under the caption Taylor v. MasterCraft Boat Holdings, Inc., C.A. No. 2026-0201-NAC (the “Action”).

The Complaint sought declaratory relief, challenging a provision in a stockholders agreement, dated February 5, 2026, that required the written consent of certain stockholders of the Company prior to removing certain director nominees from the MasterCraft board of directors. The Plaintiff alleged that this provision breached the MasterCraft certificate of incorporation and violated Section 141(k) of the DGCL. The Company believes that those allegations were meritless, denies the allegations, and denies that any violation of the law has occurred. The Plaintiff also alleged that MasterCraft filed a certificate of amendment on October 24, 2019, with the Delaware Secretary of State that did not reflect language approved by MasterCraft stockholders at MasterCraft’s 2019 annual meeting.

Solely to minimize expenses and distraction and to avoid the uncertainty of litigation, on March 11, 2026, MasterCraft and the applicable stockholders entered into an amendment to the stockholders agreement that removed the provision challenged by the Plaintiff, and MasterCraft filed with the Delaware Secretary of State on March 10, 2026, a certificate of correction including the language alleged to have been omitted. On March 16, 2026, the Company filed a Form S-4 disclosing the amendment to the stockholders agreement and the certificate of correction. Plaintiff agreed that these actions mooted his claims.

Following the mooting of the claims, Plaintiff’s counsel indicated their intent to apply for reasonable attorneys’ fees and expenses. Following negotiation among the parties, with the intent to avoid further litigation and legal costs, and not as an admission of any of the Plaintiff’s claims, the Company subsequently agreed to pay $425,000.00 in attorneys’ fees and expenses in full satisfaction of any and all claims by Plaintiff and all of his counsel for fees and expenses in the action.

On May 19, 2026, the Court entered an order closing the Action, subject to the Company filing an affidavit with the Court confirming that this notice has been issued.

In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness. Plaintiff’s counsel is Ned Weinberger of Labaton Keller Sucharow LLP, (302) 573-2540. Counsel to the Company is John DiTomo of Morris, Nichols, Arsht & Tunnell LLP, (302) 351-9329.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MasterCraft Boat Holdings, Inc.

Date: May 22, 2026	By:	/s/ W. Scott Kent
W. Scott Kent
Chief Financial Officer